Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516.587.5000

HAIN CELESTIAL ANNOUNCES RECORD FIRST QUARTER
FISCAL YEAR 2014 RESULTS

Net Sales Reach $477.5 Million
GAAP Earnings Per Diluted Share of $0.57
Adjusted Earnings Per Diluted Share of $0.52

Reconfirms Annual Sales and Earnings Guidance

Lake Success, NY, November 5, 2013 - The Hain Celestial Group, Inc. (NASDAQ: HAIN) a leading organic and natural products company providing consumers with A Healthier Way of Life™, today reported record first quarter results for its quarter ended September 30, 2013.

Performance Highlights

•	Record first quarter net sales of $477.5 million, a 33% increase

•	Record first quarter GAAP earnings per diluted share from continuing operations of $0.57, a 36% increase

•	Record adjusted earnings per diluted share from continuing operations of $0.52, a 27% increase

•	Adjusted EBITDA of $57.8 million, a 42% increase

“We are pleased with the strong start to our fiscal year with robust growth globally from numerous brands in our portfolio,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “We continue to focus on driving sales growth and distribution gains, which, combined with margin enhancement and cost containment, will position us for sustained earnings growth.”

First Quarter Fiscal 2014
The Company reported net sales of $477.5 million, a 33% increase, compared to net sales of $359.8 million in the first quarter of fiscal year 2013. Hain Celestial US reported record first quarter sales of $312.0 million, a 23% increase, including strong sales from Ella’s Kitchen® and BluePrint® brands acquired after the first quarter of fiscal year 2013. In the United Kingdom, Hain Daniels net sales were $114.0 million, and the Rest of World segment reported net sales of $51.5 million. The Company had strong brand contribution across various sales channels led by double-digit growth from Earth’s Best®, Sensible Portions®, Spectrum®, The Greek Gods®, Imagine®, Arrowhead Mills®, Hain Pure Foods®, Bearitos®, Lima®, Danival®, Natumi® and Linda McCartney®. The growth in net sales also resulted from sales of our Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s® and Frank Cooper’s® brands also acquired after the first quarter of fiscal year 2013.

For the first quarter, the Company earned income from continuing operations of $27.7 million compared to $19.8 million in the prior year first quarter, a 40% increase, and reported earnings per diluted share from continuing operations of $0.57 compared to $0.42 in the prior year first quarter. Adjusted net income was $25.3 million compared to $19.2 million in the prior year first quarter, a 32% increase and adjusted earnings per diluted share was $0.52 compared to $0.41, a 27% increase. Adjusted amounts exclude acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized currency gains and losses and a net discrete tax benefit.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Fiscal Year 2014 Guidance
The Company reconfirmed its annual guidance for fiscal year 2014 and updated its first half of fiscal year 2014 earnings guidance:

•	Total net sales range of $2.025 billion to $2.050 billion for fiscal year 2014; an increase of approximately 17% as compared to fiscal year 2013.

•	Earnings range of $2.95 to $3.05 per diluted share for fiscal year 2014; an increase of 16% to 20% as compared to fiscal year 2013.

•	Earnings range of $1.37 to $1.42 per diluted share for the first half of fiscal year 2014.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized currency gains or losses, reserves for litigation and non-recurring tax items that have been or may be incurred during the Company’s fiscal year 2014, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results
The Company’s operations are organized into geographic segments: United States, United Kingdom and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of first quarter results by reportable segment:

(dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Non-GAAP Adjustments (1)	Adjusted (1)
Net sales - Three months ended 9/30/13	$311,995	$113,995	$51,494	$—	$—	$477,484
Net sales - Three months ended 9/30/12	$252,647	$57,948	$49,212	$—	$—	$359,807
% change	23.5%	96.7%	4.6%			32.7%

Operating income (loss) - Three months ended 9/30/13	$46,366	$1,911	$2,914	$(11,419)	$3,245	$43,017
Operating income (loss) - Three months ended 9/30/12	$36,517	$(1,026)	$4,406	$(7,621)	$641	$32,917
% change	27.0%	286.3%	(33.9)%			30.7%

Operating income margin - Three months ended 9/30/13	14.9%	1.7%	5.7%			9.0%
Operating income margin - Three months ended 9/30/12	14.5%	(1.8)%	9.0%			9.1%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its first quarter fiscal year 2014 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®,

BluePrint®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2014; and (ii) being positioned for sustained earnings growth. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2014 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investments to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2013. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income from continuing operations, adjusted earnings per diluted share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months ended September 30, 2013 and 2012 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration and restructuring charges. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as one of the criteria for evaluating performance-based executive compensation.

For the three months and trailing twelve months ended September 30, 2013 and 2012, EBITDA and adjusted EBITDA were calculated as follows:

	3 Months Ended		12 Months Ended
(dollars in thousands)	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Net Income	$27,655	$16,386	$125,925	$83,921
Income taxes	8,751	8,336	35,021	39,962
Interest expense, net	5,285	3,749	19,511	15,925
Depreciation and amortization	10,453	8,009	42,537	32,155
Impairment of long lived assets	—	—	—	15,098
Equity in earnings of affiliates	(572)	738	(1,605)	(334)
Stock based compensation	3,237	2,892	13,355	9,389
EBITDA	$54,809	$40,110	$234,744	$196,116

Acquisition related fees and expenses, integration and restructuring charges	3,021	640	18,135	(8,388)
Adjusted EBITDA	$57,830	$40,750	$252,879	$187,728

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the three months ended September 30, 2013 and 2012, operating free cash flow was calculated as follows:

(dollars in thousands)	3 Months Ended 9/30/2013	3 Months Ended 9/30/2012
Cash flow provided by operating activities	$53,608	$27,155
Purchases of property, plant and equipment	(12,347)	(8,306)
Operating free cash flow	$41,261	$18,849

Operating free cash flow increased to $41.3 million for the three months ended September 30, 2013 from $18.8 million in the year ago quarter as a result of the increase in our net income and improved working capital management.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	June 30,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,069	$41,263
Trade receivables, net	233,759	233,641
Inventories	267,075	250,175
Deferred income taxes	17,665	17,716
Other current assets	38,639	32,377
Total current assets	622,207	575,172

Property, plant and equipment, net	251,363	235,841
Goodwill, net	916,590	876,106
Trademarks and other intangible assets, net	487,532	498,235
Investments and joint ventures	41,099	46,799
Other assets	26,030	26,341
Total assets	$2,344,821	$2,258,494

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$275,451	$256,946
Income taxes payable	8,154	4,707
Current portion of long-term debt	11,287	12,477
Total current liabilities	294,892	274,130

Deferred income taxes	113,120	114,395
Other noncurrent liabilities	15,293	14,950
Long-term debt, less current portion	641,241	653,464
Total liabilities	1,064,546	1,056,939

Stockholders' equity:
Common stock	492	490
Additional paid-in capital	780,872	768,774
Retained earnings	517,422	489,767
Treasury stock	(34,174)	(30,225)
Accumulated other comprehensive income	15,663	(27,251)
Total stockholders' equity	1,280,275	1,201,555

Total liabilities and stockholders' equity	$2,344,821	$2,258,494

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012
	(Unaudited)

Net sales	$477,484	$359,807
Cost of sales	358,361	264,595
Gross profit	119,123	95,212
Selling, general and administrative expenses	73,587	59,662
Amortization of acquired intangibles	3,468	2,633
Acquisition related expenses including integration and restructuring charges	2,296	641
Operating income	39,772	32,276
Interest expense and other expenses	3,938	3,892
Income before income taxes and equity in earnings of equity-method investees	35,834	28,384
Income tax provision	8,751	7,858
(Income) loss of equity-method investees, net of tax	(572)	738
Income from continuing operations	27,655	19,788
Loss from discontinued operations, net of tax	—	(3,402)
Net income	$27,655	$16,386

Basic net income per share:
From continuing operations	$0.58	$0.44
From discontinued operations	—	(0.08)
Net income per share - basic	$0.58	$0.36

Diluted net income per share:
From continuing operations	$0.57	$0.42
From discontinued operations	—	(0.07)
Net income per share - diluted	$0.57	$0.35

Weighted average common shares outstanding:
Basic	47,706	45,017
Diluted	48,934	46,569

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2013 GAAP	Adjustments	2013 Adjusted	2012 Adjusted
	(Unaudited)
Gross profit	$119,123	$725	$119,848	$95,212
Selling, general and administrative expenses	73,587	(224)	73,363	59,662
Amortization of acquired intangibles	3,468	—	3,468	2,633
Acquisition related (income) expenses including integration and restructuring charges	2,296	(2,296)	—	—
Operating income	39,772	3,245	43,017	32,917
Interest and other expenses, net	3,938	2,081	6,019	3,822
Income before income taxes and equity in earnings of equity-method investees	35,834	1,164	36,998	29,095
Income tax provision	8,751	3,493	12,244	9,777
(Income) of equity-method investees, net of tax	(572)	—	(572)	81
Income from continuing operations	$27,655	$(2,329)	$25,326	$19,237

Income per share from continuing operations - basic	$0.58	$(0.05)	$0.53	$0.43
Income per share from continuing operations - diluted	$0.57	$(0.05)	$0.52	$0.41
Weighted average common shares outstanding:
Basic	47,706		47,706	45,017
Diluted	48,934		48,934	46,569

	FY 2014		FY 2013
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$259	$59	$—	$—
Factory start-up costs	466	158	—	—
Cost of sales	725	217	—	—

Expenses related to third party sale of common stock	224	85	—	—
Selling, general and administrative expenses	224	85	—	—

Acquisition related fees and expenses, integration and restructuring charges	2,296	780	641	109
Acquisition related (income) expenses including integration and restructuring charges	2,296	780	641	109

Unrealized currency impacts	(2,319)	(898)	—	—
Accretion of contingent consideration	238	82	70	17
Interest and other expenses, net	(2,081)	(816)	70	17

Net (income) loss from HHO discontinued operation	—	—	657	—
After-tax (income) loss of equity-method investees	—	—	657	—

Discrete tax benefit resulting from enacted tax rate change	—	3,777	—	1,793
Increase in unrecognized tax benefits	—	(550)	—	—
Income tax provision	—	3,227	—	1,793

Total adjustments	$1,164	$3,493	$1,368	$1,919